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Exhibit 10.14

nCircle, Communications, Inc.
2800 Sand Hill Road, Suite 270
Menlo Park, CA 94025

June 14,1999

Jeffry Tangney

Dear Jeff:

        On behalf of nCircle, Communications, Inc. (the "Company"), I am pleased offer you the position of Vice President of Business Development of the Company.

        The terms of your new position with the Company are as set forth below:

        1.     Position.

          a.     You will become the Vice President of Business Development of the Company. You will report directly to the Board of Directors.

          b.     You agree to the best of your ability and experience that you will at all times conscientiously perform all of the duties and obligations required of you to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice, you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and you will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

        2.     Start Date.    Subject to fulfillment of any conditions imposed by this letter agreement, you will commence this new position with the Company on June 14, 1999.

        3.     Proof of Right to Work.    For purposes of federal immigration law, you will required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States.

        4.     Compensation.

          a.     Base Salary.    You will be paid a monthly salary of $7,500.00. Your salary will be payable in semi weekly installments pursuant to the Company's regular payroll policy.

          b.     Annual Review.    Your base salary will be reviewed at the end of each calendar year as part of the Company's normal salary review process.

        5.     Benefits.    The Company will provide you with standard medical and dental insurance benefits.

        6.     Confidential Information and Invention Assignment Agreement.    Your acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Invention Assignment Agreement (the "Confidentiality Agreement"), a copy of which is enclosed for your review and execution, prior to or on your Start Date.

        7.     Confidentiality of Terms.    You agree to follow the Company's strict policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock purchase or option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice.

        8.     At-Will Employment.    Your employment with the Company will be on an "at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.

        We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, sets forth the terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

Very truly yours,
nCircle, Communications, Inc.
By:	/s/ RICHARD FIEDOTIN
Title:	PRESIDENT

ACCEPTED AND AGREED:
Jeffrey Tangney

/s/ JEFFREY TANGNEY Signature
7/1/99 Date

Enclosure: Confidential Information and Invention Assignment Agreement

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[Epocrates Letterhead]

March 11, 2008

Jeffrey Tangney
 [Address]

Re:
Modification of Employment Terms

Dear Jeff:

As we have discussed, this letter agreement confirms an amendment (the "Amendment") to the terms of your employment offer letter with the predecessor of Epocrates, Inc. (the "Company") dated June 14, 1999 (the "Offer Letter"). The Amendment will become effective only as of the effective date of the initial public offering of the Company's common stock (the "IPO"), and if the IPO does not occur, this Amendment will not become effective. For the purposes of the Offer Letter and this Amendment, we agree that the IPO will not qualify as a Change of Control (defined in Section 10).

The Amendment is as follows:

        1.     The following will become Section 9 of the Offer Letter.

          9.    Severance Benefits Not In Connection With A Change of Control.    If, at any time other than during the twelve (12) months following the consummation of a Change of Control (as defined in Section 10 herein), the Company or any successor entity terminates your employment without Cause (as defined herein), and if you first sign, date, and deliver to the Company a separation agreement that includes a general release of all known and unknown claims in the form provided to you by the Company and allow this separation agreement and release to become effective, then you will receive the following as your sole severance benefits (the "Severance Benefits"): (i) severance pay equal to six (6) months of your base salary in effect as of the termination date, less required deductions and withholdings, paid in the form of salary continuation on the Company's standard payroll dates (beginning with the first payroll date following the effective date of the required separation agreement); and (ii) provided that you timely elect continued group health insurance coverage through federal COBRA law or comparable state law (collectively, "COBRA"), the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your termination date for six (6) months after your termination or until you become eligible for group health insurance coverage through a new employer, whichever occurs first. For purposes of this letter agreement, "Cause" means any of the following conduct by you: (i) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (ii) the conviction, plea of guilty, or nolo contendere to any felony (not involving the operation of a motor vehicle), or of any misdemeanor involving moral turpitude; (iii) engagement in any activity that you know or should know could materially harm the business or reputation of the Company, provided that this subsection (iii) shall not apply to any activity done in a good faith belief by you that the action taken or omission was in the best interest of the Company; (iv) material violation of any statutory, contractual, or common law duty or obligation owed by you to the Company, including, without limitation, the duty of loyalty which causes demonstrable injury to the Company; (v) material breach of the Confidentiality Agreement; or (vi) repeated failure, in the reasonable judgment of the Company's Board of Directors (the "Board"), to substantially perform your assigned duties or responsibilities after written notice from the Board describing the failure(s) in reasonable detail and your failure to cure such failure(s) within thirty (30) days of receiving such written notice, provided that written notice only must be provided if the failure(s) are capable of cure.

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        2.     The following will become Section 10 of the Offer Letter.

          10.    Change of Control Severance Benefits.    In the event that: (i) the Company consummates a change of control transaction, whereby fifty percent (50%) or more of the voting stock of the Company changes ownership pursuant to such transaction (a "Change of Control"); and (ii) within twelve (12) months after the consummation of a Change of Control, your employment with the Company is either (a) terminated by the Company or successor entity without Cause (as defined in Section 9 herein), or (b) terminated by you for Good Reason (as defined in and in accordance with the paragraph below); and (iii) you sign, date, and deliver to the Company a separation agreement that includes a general release of all known and unknown claims in the form provided to you by the Company and allow this separation agreement and release to become effective; then you will receive the following as your sole severance benefits (the "Change of Control Severance Benefits"): (a) severance pay equal to nine (9) months of your base salary in effect as of the termination date, less required deductions and withholdings, paid in the form of salary continuation on the Company's standard payroll dates (beginning with the first payroll date following the effective date of the required separation agreement); (b) provided that you timely elect continued group health insurance coverage through COBRA, the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your termination date for nine (9) months after your termination or until you become eligible for group health insurance coverage through a new employer, whichever occurs first; and (c) any unvested shares subject to any option grants held by you as of the employment termination date will become vested and exercisable, effective as of the employment termination date.

          For purposes of this Section 10, "Good Reason" shall mean one or more of the following conditions that resulted from the consummation of the Change of Control without your written consent: (i) a relocation of your assigned office more than thirty-five (35) miles from its location immediately prior to the Change of Control; (ii) a material decrease in your base salary (except for salary decreases generally applicable to the Company's other executive employees); or (iii) a material reduction in the scope of your duties or responsibilities from your duties and responsibilities in effect immediately prior to the Change of Control. Notwithstanding the foregoing, you shall not be deemed to have terminated your employment for "Good Reason" unless (i) such termination occurs within ninety (90) days following the initial existence of one or more of the conditions that constitute Good Reason (as defined herein), and (ii) you provide written notice to the Company (or any successor entity) of the existence of the Good Reason condition within thirty (30) days following the initial existence of the condition, and the Company (or its successor entity) shall have a period of thirty (30) days following such notice to cure the condition. If the condition is cured within such time period, such condition shall not constitute a condition for which you may terminate your employment for Good Reason.

        3.     The following will become Section 11 of the Offer Letter.

          11.    Parachute Payments.    In the event that the benefits provided for in this letter agreement or otherwise payable to you ("Payment") would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and, but for this sentence, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (ii) the largest portion, up to and including the total, of the Payment, whichever of the foregoing amounts, after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate), results in the receipt by you, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to

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  the Excise Tax. Unless the Company and you otherwise agree in writing, the determination of your Excise Tax liability shall be made in writing by the accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control (the "Accountants"). If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Any good faith determinations of the Accountants made hereunder shall be final, binding, and conclusive upon the Company and you. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11. To the extent that any elimination in or reduction of payments or benefits is made under this Section 11, the determination as to the order in which payments and benefits shall be reduced shall be made by you (subject, however, to the Company's approval if made on or after the date on which the event that triggers the payments or benefits occurs).

        4.     The following will become Section 12 of the Offer Letter.

          12.    Deferred Compensation.    Severance payments made pursuant to Section 9 or Section 10, to the extent of payments made from the date of your termination through March 15 of the calendar year following your termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the "short-term deferral" rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. To the extent such payments are made following said March 15, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by such provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after separation from service if you are a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service.

Except as modified herein, all other terms of the Offer Letter shall remain in full force and effect.

This Amendment, together with the Offer Letter, constitutes the entire agreement between you and the Company regarding the terms of your employment, effective as of the first business day of the IPO. It supersedes any prior statements, representations or promises made to you concerning the subjects contained in this letter agreement and the Offer Letter, and only can be modified in a writing signed by you and a duly authorized director or officer of Epocrates.

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Please sign below if these terms are acceptable to you.

Understood and Agreed:

/s/ John Owens John Owens Vice President Human Resources Epocrates, Inc.	/s/ Jeffrey Tangney Jeffrey Tangney Executive Vice President Sales and Marketing Epocrates, Inc.
4/15/08 Date	3/13/08 Date

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 [ePOCRATES Letterhead]

December 23, 2008

Jeffrey Tangney

Re:
Amendment to March 11, 2008 Letter Agreement

Dear Jeff:

        This letter agreement confirms an amendment (the "Amendment") to the terms of your letter agreement dated March 11, 2008 with Epocrates, Inc. (the "Company") providing for modified employment terms (including a severance arrangement) in the event of the initial public offering of the Company's common stock (the "IPO Agreement"). This Amendment is effective as of December 23, 2008.

        The IPO Agreement is hereby amended by adding the following two new sentences to the end of the paragraph entitled "Deferred Compensation":

          Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement that constitute "deferred compensation" within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively "Section 409A") shall not commence in connection with your termination of employment unless and until you also have incurred a "separation from service" (as such term is defined in Treasury Regulations Section 1.409A-1(h)), unless the Company reasonably determines that such amounts may be provided to you without causing you to incur the adverse personal tax consequences under Section 409A. In addition, the fully executed and effective general release of all known and unknown claims discussed in Section 11 of this Agreement must be provided by you to the Company within the applicable time period set forth in the Release but in no event later than sixty (60) days following your termination of employment.

        Except as modified herein, all other terms of the IPO Agreement shall remain in full force and effect. This Amendment only can be modified in a writing signed by you and a duly authorized director or officer of Epocrates.

        Please sign below to indicate your agreement to the Amendment.

Understood and Agreed:
/s/ John Owens John Owens Vice President, Human Resources Epocrates, Inc.	/s/ Jeffrey Tangney Jeffrey Tangney Executive Vice President Sales and Marketing Epocrates, Inc.

12/23/08	12/29/08
Date	Date

 [ePOCRATES Letterhead]

May 12, 2009

VIA HAND DELIVERY

Jeffrey Tangney

Re:    Amended and Restated Severance Benefits Agreement

Dear Jeff:

        As we have discussed, this severance benefits agreement confirms an amendment (the "Amendment") to the terms of your employment offer letter with the predecessor of Epocrates, Inc. (the "Company") dated June 14, 1999 (the "Offer Letter"). This Amendment supersedes and replaces in full the March 11, 2008 letter agreement between you and the Company, as amended pursuant to the amendment agreement between you and the Company dated December 23, 2008 (collectively, the "Amended IPO Agreement"). This Amendment is effective as of May 12, 2009, provided that you sign and return this Amendment within five (5) business days after your receipt of this Amendment.

        The Amendment is as follows:

        1.     The following becomes Section 9 of the Offer Letter.

          9.    Severance Benefits Not In Connection With A Change of Control.    If, at any time other than during the twelve (12) months following the consummation of a Change of Control (as defined in Section 10 herein), the Company or any successor entity terminates your employment without Cause (as defined herein), and if you first sign, date, and deliver to the Company a separation agreement that includes a general release of all known and unknown claims in the form provided to you by the Company (the "Release") and allow the Release to become effective, then you will receive the following as your sole severance benefits (the "Severance Benefits"): (i) severance pay equal to six (6) months of your base salary in effect as of the termination date, less required deductions and withholdings, paid in the form of salary continuation on the Company's standard payroll dates (beginning with the first payroll date following the effective date of the Release); and (ii) provided that you timely elect continued group health insurance coverage through federal COBRA law or comparable state law (collectively, "COBRA"), the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your termination date for six (6) months after your termination or until you become eligible for group health insurance coverage through a new employer, whichever occurs first. For purposes of this letter agreement, "Cause" means any of the following conduct by you: (i) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (ii) the conviction, plea of guilty, or nolo contendere to any felony (not involving the operation of a motor vehicle), or of any misdemeanor involving moral turpitude; (iii) engagement in any activity that you know or should know could materially harm the business or reputation of the Company, provided that this subsection (iii) shall not apply to any activity done in a good faith belief by you that the action taken or omission was in the best interest of the Company; (iv) material violation of any statutory, contractual, or common law duty or obligation owed by you to the Company, including, without limitation, the duty of loyalty which causes demonstrable injury to the Company; (v) material breach of the Confidentiality Agreement; or (vi) repeated failure, in the reasonable judgment of the Company's Board of Directors (the "Board"), to substantially perform your assigned duties or responsibilities after written notice from the Board describing the failure(s) in reasonable detail and your failure to cure such failure(s) within thirty (30) days of receiving such written notice, provided that written notice only must be provided if the failure(s) are capable of cure.

        2.     The following becomes Section 10 of the Offer Letter.

          10.    Change of Control Severance Benefits.    In the event that: (i) the Company consummates a change of control transaction, whereby fifty percent (50%) or more of the voting stock of the

  Company changes ownership pursuant to such transaction (a "Change of Control"); and (ii) within twelve (12) months after the consummation of a Change of Control, your employment with the Company is either (a) terminated by the Company or successor entity without Cause (as defined in Section 9 herein), or (b) terminated by you for Good Reason (as defined in and in accordance with the paragraph below); and (iii) you sign, date, and deliver to the Company the Release and allow it to become effective; then you will receive the following as your sole severance benefits (the "Change of Control Severance Benefits"): (a) severance pay equal to nine (9) months of your base salary in effect as of the termination date, less required deductions and withholdings, paid in the form of salary continuation on the Company's standard payroll dates (beginning with the first payroll date following the effective date of the Release); (b) provided that you timely elect continued group health insurance coverage through COBRA, the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your termination date for nine (9) months after your termination or until you become eligible for group health insurance coverage through a new employer, whichever occurs first; and (c) any unvested shares subject to any option grants held by you as of the employment termination date will become vested and exercisable, effective as of the employment termination date.

          For purposes of this Section 10, "Good Reason" shall mean one or more of the following conditions that arose upon or following the consummation of the Change of Control without your written consent: (i) a relocation of your assigned office more than thirty-five (35) miles from its location immediately prior to the Change of Control; (ii) a material decrease in your base salary (except for salary decreases generally applicable to the Company's other executive employees); or (iii) a material reduction in the scope of your duties or responsibilities from your duties and responsibilities in effect immediately prior to the Change of Control. Notwithstanding the foregoing, you shall not be deemed to have terminated your employment for "Good Reason" unless (i) such termination occurs within ninety (90) days following the initial existence of one or more of the conditions that constitute Good Reason (as defined herein), (ii) you provide written notice to the Company (or any successor entity) of the existence of the Good Reason condition within thirty (30) days following the initial existence of the condition, and (iii) the Company (or its successor entity) fails to cure such condition within a period of thirty (30) days following such written notice.

        3.     The following becomes Section 11 of the Offer Letter.

          11.    Parachute Payments.    In the event that the benefits provided for in this letter agreement or otherwise payable to you ("Payment") would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and, but for this sentence, would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (ii) the largest portion, up to and including the total, of the Payment, whichever of the foregoing amounts, after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate), results in the receipt by you, on an after-tax basis, of the greater amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. Unless the Company and you otherwise agree in writing, the determination of your Excise Tax liability shall be made in writing by the accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control (the "Accountants"). If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Any good faith determinations of the Accountants made hereunder shall be final, binding, and conclusive upon the Company and you. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11. To the extent that any elimination in or reduction of payments or benefits is made under this Section 11, the order in which payments and benefits shall be reduced shall be made by the Accountants in a manner that shall provide you with the greatest economic benefit, but if more than one manner of reduction of payments and benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit to you, then the payments and benefits shall be reduced pro rata.

        4.     The following becomes Section 12 of the Offer Letter.

          12.    Deferred Compensation.    Severance payments made pursuant to Section 9 or Section 10, to the extent of payments made from the date of your termination through March 15 of the calendar year following your termination, are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations and thus payable pursuant to the "short-term deferral" rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations. To the extent such payments are made following said March 15, they are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations made upon an involuntary termination from service and payable pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations, to the maximum extent permitted by such provision, with any excess amount being regarded as subject to the distribution requirements of Section 409A(a)(2)(A) of the Code, including, without limitation, the requirement of Section 409A(a)(2)(B)(i) of the Code that payment be delayed until six (6) months after separation from service if you are a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of such separation from service. Notwithstanding anything to the contrary set forth herein, if any payments and benefits provided under this offer letter agreement that constitute "deferred compensation" within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively "Section 409A") (i) such payments and benefits shall not commence in connection with your termination of employment unless and until you also have incurred a "separation from service" (as such term is defined in Treasury Regulations Section 1.409A-1(h)), unless the Company reasonably determines that such amounts may be provided to you without causing you to incur the adverse personal tax consequences under Section 409A, and (ii) the Release required by Sections 9 and 10 above shall be considered effective only as of the latest permitted effective date for such Release if such Release could become effective in the calendar year following the calendar year in which your employment termination occurs.

        Except as modified herein, all other terms of the Offer Letter shall remain in full force and effect.

        This Amendment, together with the Offer Letter and the Confidentiality Agreement, constitutes the entire agreement between you and the Company regarding the terms of your employment, and supersedes any prior statements, representations or promises made to you concerning the subjects contained in this Amendment and the Offer Letter (including but not limited to the Amended IPO Agreement). This Amendment only can be modified in a writing signed by you and a duly authorized director or officer of Epocrates.

        Please sign below if these terms are acceptable to you, and return the fully signed Amendment to me within five (5) business days.

Understood and Agreed:
/s/ John Owens John Owens Senior Vice President Human Resources Epocrates, Inc.	/s/ Jeffrey Tangney Jeffrey Tangney President Chief Operating Officer Epocrates, Inc.
5/12/09 Date	5/14/09 Date

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  Exhibit 10.14
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